Exhibit 99.1

FOR IMMEDIATE RELEASE	FOR MORE INFORMATION CONTACT:
7/23/10	Investors:	Mary Kay Shaw, 630-623-7559
	Media:	Heidi Barker, 630-623-3791

McDONALD’S GLOBAL SALES DRIVE SECOND QUARTER EARNINGS UP 15%

OAK BROOK, IL — McDonald’s Corporation today announced strong results for the second quarter driven by all areas of the world.

“McDonald’s second quarter reflects strong top-line and bottom-line results with each area of the world generating higher comparable sales, traffic and profits,” said Chief Executive Officer Jim Skinner. “This performance demonstrates the popular appeal of McDonald’s relevant menu choices. We’re delivering great tasting food to our 60 million customers around the world every day with the outstanding value and unmatched convenience they expect from McDonald’s.”

The Company reported the following highlights for the quarter:

•	Global comparable sales increased 4.8%, with the U.S. up 3.7%, Europe up 5.2% and Asia/Pacific, Middle East and Africa up 4.6%

•	Consolidated operating income increased 10%

•	Diluted earnings per share were $1.13, up 15%

•	Returned $1.6 billion to shareholders through share repurchases and dividends

In addition, the Company announced the following:

•

On July 22, McDonald’s Board of Directors declared a quarterly cash dividend of $0.55 per share of common stock, payable on September 16, 2010 to shareholders of record at the close of business on September 1, 2010

McDonald’s U.S. continued to deliver results by maintaining its commitment to high-quality food at a great value – a top priority for today’s consumer. For the second quarter, U.S. operating income rose 7% as sales were driven by the beverage line-up, featuring the popular new Frappés and value-based beverages, as well as classic core menu favorites and the everyday affordability of the Dollar Menu.

McDonald’s Europe generated strong comparable sales for the second quarter against robust prior year results. France, Russia and the U.K. fueled Europe’s 9% (14% in constant currencies) operating income increase. Upgrading the customer experience with contemporary and inviting décors, signature menu options and unique marketing promotions contributed to Europe’s second quarter performance.

Asia/Pacific, Middle East and Africa’s (APMEA) second quarter results reflect broad-based strength across the segment. Australia and China led the segment’s 19% (9% in constant currencies) quarterly operating income increase as everyday affordability, daypart expansion and core menu extensions continue to give customers even more reasons to visit McDonald’s in APMEA.

Jim Skinner concluded, “What makes McDonald’s unique is the distinctive experience we’re creating for our customers through menu innovation, restaurant reimaging and operations excellence. I am pleased with our second quarter performance and confident in our ability to continue to deliver solid results. As we begin the third quarter, our momentum continues with July global comparable sales trending in-line with or better than second quarter sales.”

KEY HIGHLIGHTS – CONSOLIDATED

Dollars in millions, except per share data

	Quarters ended June 30,				Six months ended June 30,
	2010	2009	% Inc	% Inc Excluding Currency Translation	2010	2009	% Inc	% Inc Excluding Currency Translation
Revenues	$5,945.5	$5,647.2	5	5	$11,555.6	$10,724.6	8	4
Operating income	1,845.3	1,681.5	10	10	3,519.4	3,081.9	14	11
Net income	1,225.8	1,093.7	12	12	2,315.6	2,073.2	12	9
Earnings per share-diluted*	1.13	0.98	15	15	2.13	1.85	15	12

*	Foreign currency translation had no impact on 2010 diluted earnings per share for the quarter and a positive impact of $0.05 per share for the six months.

In addition, the following items, in total, negatively impacted the growth rate in diluted earnings per share for the six months ended June 30, 2010 by 5 percentage points (5 percentage points in constant currencies). The impact of these items was not significant for the quarter:

For the six months ended June 30, 2010:

•	$0.03 per share after tax charge related to restaurant closings in Japan in conjunction with the previously announced strategic review of the market’s restaurant portfolio

For the six months ended June 30, 2009:

•	$0.05 per share after tax gain related to the sale of the Company’s minority interest in Redbox Automated Retail, LLC

THE FOLLOWING DEFINITIONS APPLY TO THESE TERMS AS USED THROUGHOUT THIS RELEASE

Comparable sales represent sales at all restaurants and comparable guest counts represent the number of transactions at all restaurants, whether operated by the Company or by franchisees, in operation at least thirteen months including those temporarily closed. Some of the reasons restaurants may be temporarily closed include reimaging or remodeling, rebuilding, road construction and natural disasters. Comparable sales exclude the impact of currency translation. Management reviews the increase or decrease in comparable sales and comparable guest counts compared with the same period in the prior year to assess business trends. The number of weekdays and weekend days, referred to as the calendar shift/trading day adjustment, can impact comparable sales and guest counts. In addition, the timing of holidays can impact comparable sales and guest counts.

Information in constant currency is calculated by translating current year results at prior year average exchange rates. Management reviews and analyzes business results excluding the effect of foreign currency translation and bases certain incentive compensation plans on these results because they believe this better represents the Company’s underlying business trends.

RELATED COMMUNICATIONS

McDonald’s Corporation will broadcast its investor conference call live over the Internet at 10:00 a.m. Central Time on July 23, 2010. A link to the live webcast will be available at www.investor.mcdonalds.com. There will also be an archived webcast and podcast available for a limited time.

See Exhibit 99.2 in the Company’s Form 8-K filing for supplemental information related to the Company’s results for the quarter and six months ended June 30, 2010.

The Company plans to release July 2010 sales information on August 9, 2010.

OTHER INFORMATION

McDonald’s Corporation announced that it has notified the New York Stock Exchange (NYSE) of its intention to delist, effective August 20, 2010, its 8-7/8% Debentures due April 1, 2011 (NYSE: MCD11; CUSIP: 580135BF7), and its 6-3/8% Debentures Due 2028 (NYSE: MCD28; CUSIP: 580135BY6). The debentures will continue to be quoted and traded on the NYSE Bond System. The Company’s decision to delist the debentures was due to the increasing costs associated with maintaining listings on the NYSE and corresponding low trading volume for both classes of debentures.

FORWARD-LOOKING STATEMENTS

This release contains certain forward-looking statements, which reflect management’s expectations regarding future events and operating performance and speak only as of the date hereof. These forward-looking statements involve a number of risks and uncertainties. The factors that could cause actual results to differ materially from our expectations are detailed in the Company’s filings with the Securities and Exchange Commission, such as its annual and quarterly reports and current reports on Form 8-K.

McDONALD’S CORPORATION

CONDENSED CONSOLIDATED STATEMENT OF INCOME

Dollars and shares in millions, except per share data			Inc /(Dec)

Quarters ended June 30,	2010	2009	$	%
Revenues
Sales by Company-operated restaurants	$4,013.4	$3,850.2	163.2	4
Revenues from franchised restaurants	1,932.1	1,797.0	135.1	8

TOTAL REVENUES	5,945.5	5,647.2	298.3	5

Operating costs and expenses
Company-operated restaurant expenses	3,214.8	3,159.3	55.5	2
Franchised restaurants–occupancy expenses	334.3	318.0	16.3	5
Selling, general & administrative expenses	564.9	531.5	33.4	6
Impairment and other charges (credits), net	6.8	1.2	5.6	n/m
Other operating (income) expense, net	(20.6)	(44.3)	23.7	53
Total operating costs and expenses	4,100.2	3,965.7	134.5	3

OPERATING INCOME	1,845.3	1,681.5	163.8	10

Interest expense	108.1	119.3	(11.2)	(9)
Nonoperating (income) expense, net	1.9	(12.0)	13.9	n/m
Gain on sale of investment		(17.8)	17.8	n/m

Income before provision for income taxes	1,735.3	1,592.0	143.3	9
Provision for income taxes	509.5	498.3	11.2	2

NET INCOME	$1,225.8	$1,093.7	132.1	12

EARNINGS PER SHARE-DILUTED	$1.13	$0.98	0.15	15

Weighted average shares outstanding-diluted	1,085.9	1,111.4	(25.5)	(2)

n/m Not meaningful

McDONALD’S CORPORATION

CONDENSED CONSOLIDATED STATEMENT OF INCOME

Dollars and shares in millions, except per share data			Inc /(Dec)

Six months ended June 30,	2010	2009	$	%
Revenues
Sales by Company-operated restaurants	$7,816.5	$7,334.9	481.6	7
Revenues from franchised restaurants	3,739.1	3,389.7	349.4	10

TOTAL REVENUES	11,555.6	10,724.6	831.0	8

Operating costs and expenses
Company-operated restaurant expenses	6,325.7	6,079.8	245.9	4
Franchised restaurants–occupancy expenses	673.6	614.7	58.9	10
Selling, general & administrative expenses	1,111.2	1,028.8	82.4	8
Impairment and other charges (credits), net	37.6	2.4	35.2	n/m
Other operating (income) expense, net	(111.9)	(83.0)	(28.9)	(35)
Total operating costs and expenses	8,036.2	7,642.7	393.5	5

OPERATING INCOME	3,519.4	3,081.9	437.5	14

Interest expense	219.1	240.2	(21.1)	(9)
Nonoperating (income) expense, net	8.1	(28.4)	36.5	n/m
Gain on sale of investment		(94.3)	94.3	n/m

Income before provision for income taxes	3,292.2	2,964.4	327.8	11
Provision for income taxes	976.6	891.2	85.4	10

NET INCOME	$2,315.6	$2,073.2	242.4	12

EARNINGS PER SHARE-DILUTED	$2.13	$1.85	0.28	15

Weighted average shares outstanding-diluted	1,088.1	1,118.2	(30.1)	(3)

n/m Not meaningful